Exhibit 99.1

HF Sinclair Corporation and HollyFrontier Corporation Announce Results of Early Participation in

Exchange Offers and Consent Solicitations for Outstanding Notes of HFC

and Extension of the Early Participation Exchange Consideration

DALLAS – April 7, 2022 (PRNewswire) – HF Sinclair Corporation (NYSE: DINO) (the “Company” or “HF Sinclair”) and HollyFrontier Corporation (“HFC”) announced today that as of 5:00 p.m., New York City time, on April 6, 2022 (the “Early Participation Date”), that $1,387,969,000 in aggregate principal amount of certain outstanding HFC Notes (defined below), representing approximately 79.31% of the total outstanding principal amount of the HFC Notes and at least a majority of each series of HFC Notes outstanding, have been validly tendered and not validly withdrawn (and consents thereby validly given and not validly withdrawn) in connection with its previously announced private exchange offers (collectively, the “Exchange Offers”) and related consent solicitations (collectively, the “Consent Solicitations”) and that the following Early Participation Exchange Consideration (as defined below) in respect of each $1,000 principal amount of such HFC Notes if accepted for purchase is to be paid:

Title of Series of HFC Notes	CUSIP/ISIN No.	Early Participation Exchange Consideration	Principal Amount Tendered	Percentage Tendered
2.625% Senior Notes due 2023 (the “2023 Notes”)	436106AB4 / US436106AB48	$1,000 principal amount of HF Sinclair’s 2.625% Senior Notes due 2023 and $1.00 in cash	$283,259,000	80.93%
5.875% Senior Notes due 2026 (the “2026 Notes”)	436106AA6 / US436106AA64	$1,000 principal amount of HF Sinclair’s 5.875% Senior Notes due 2026 and $1.00 in cash	$794,540,000	79.45%
4.500% Senior Notes due 2030 (the “2030 Notes” and, together with the 2023 Notes and the 2026 Notes, the “HFC Notes”)	436106AC2 / US436106AC21	$1,000 principal amount of HF Sinclair’s 4.500% Senior Notes due 2030 and $1.00 in cash	$310,170,000	77.54%
		Total:	$1,387,969,000	79.31%

As of April 6, 2022, the Company has received the requisite consents from Eligible Holders (as defined below) of each series of HFC Notes to amend the HFC Notes of each series and related indenture and supplemental indentures under which they were issued (as supplemented, the “HFC Indenture”).

The Company has also announced that the previous deadline for holders to tender their HFC Notes and be eligible to receive $1,000 principal amount of such series of new notes to be issued by the Company (the “New Notes”), which includes an early participation premium, payable in principal amount of New Notes, of $50 (the “Early Participation Premium”), plus a payment of $1.00 in cash (the “Cash Payment”) (together, the “Early Participation Exchange Consideration”) has been extended to the Expiration Date (as extended, the “Exchange Consideration Deadline”). Currently, this is the same time and date as the Expiration Date (as defined below) for the Exchange Offers and Consent Solicitations. As a result, the consideration to be paid for HFC Notes validly tendered (i) at or prior to the Early Participation Date and (ii) following the Early Participation Date, but at or prior to the Expiration Date, will be the same.

HFC Notes validly tendered and not validly withdrawn and that are accepted for exchange will be exchanged for New Notes on the Settlement Date (as defined below), which is expected to be on or about April 27, 2022, and the applicable consideration will be paid to the Eligible Holders of such HFC Notes on such date, unless the Exchange Offers and Consent Solicitations are extended or terminated.

Withdrawal rights for the Exchange Offers and Consent Solicitations expired at 5:00 p.m., New York City time, on April 6, 2022 (the “Withdrawal Deadline”). Holders may no longer withdraw tendered HFC Notes or revoke consents, except as required by applicable law.

The Exchange Offers and Consent Solicitations are being made pursuant to the terms and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement dated March 24, 2022 (the “Exchange Offer Memorandum”). Each Exchange Offer and Consent Solicitation will expire at 5:00 p.m., New York City time, on April 22, 2022, unless such date is extended or earlier terminated (such date and time, as they may be extended or earlier terminated, the “Expiration Date”). Settlement of the Exchange Offers will be promptly after the Expiration Date (the “Settlement Date”), and is expected to be on or about April 27, 2022, unless HF Sinclair extends the Expiration Date or terminates the Exchange Offers. HF Sinclair, in its sole discretion, reserves the right to terminate, withdraw, amend or extend one or more of the Exchange Offers and Consent Solicitations in its discretion, subject to applicable law and the terms and conditions set forth in the Exchange Offer Memorandum.

Each series of New Notes will have the same interest rate (including interest rate adjustment provisions, as applicable), interest payment dates, maturity date and redemption terms as the corresponding series of HFC Notes. The first interest payment on any New Notes will include the accrued and unpaid interest on the HFC Notes tendered in exchange therefor so that a tendering Eligible Holder will receive the same interest payment it would have received had its HFC Notes not been tendered in the Exchange Offers and Consent Solicitations; provided that the amount of accrued and unpaid interest shall only be equal to the accrued and unpaid interest on the principal amount of HFC Notes equal to the aggregate principal amount of New Notes an Eligible Holder receives. For the avoidance of doubt, to the extent an interest payment date for a series of HFC Notes occurs prior to the Settlement Date, holders who validly tendered and did not validly withdraw HFC Notes in the Exchange Offers and Consent Solicitations will receive accrued and unpaid interest on such interest payment date as required by the terms of the applicable HFC Indenture.

In addition, each Exchange Offer and Consent Solicitation is subject to certain conditions, although we may waive any such conditions at any time. Any waiver of a condition by HF Sinclair with respect to an Exchange Offer will automatically waive such condition with respect to the corresponding Consent Solicitation, as applicable. In addition, HF Sinclair may amend the terms of any Exchange Offer without amending the terms of any other Exchange Offer.

HFC will enter into one or more supplemental indentures implementing certain proposed amendments to, among other things, eliminate from the HFC Indenture, as it relates to each series of HFC Notes (i) substantially all of the restrictive covenants, (ii) certain of the events which may lead to an “Event of Default”, (iii) the SEC reporting covenant and (iv) with respect to the 2023 Notes and the 2030 Notes only, the offer to purchase 2023 Notes and 2030 Notes upon certain change of control triggering events (collectively, the “Proposed Amendments”). The supplemental indentures implementing the Proposed Amendments will be effective upon execution but will only become operative upon the Settlement Date of the applicable Exchange Offer.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

The New Notes offered in the Exchange Offers have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements or the securities laws of any other jurisdiction. Accordingly, the New Notes will be offered for exchange only (1) to qualified institutional buyers as defined in Rule 144A under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and (2) outside the United States to persons other than U.S. persons (as defined in Rule 902 under the Securities Act) in reliance upon Regulation S under the Securities Act. The holders of HFC Notes who have certified to the Company and HFC that they are eligible to participate in the Exchange Offers pursuant to at least one of the foregoing conditions are referred to as “Eligible Holders.” Only Eligible Holders who have completed and returned an eligibility letter, available from the information agent, are authorized to receive or review the Exchange Offer Memorandum or to participate in the Exchange Offers. The Company will also enter into a registration rights agreement with the dealer managers, for the benefit of the holders of the New Notes.

Holders who desire a copy of the eligibility letter should contact D.F. King & Co., Inc., the information and exchange agent for the Exchange Offers and Consent Solicitations, at (800) 290-6428 (toll-free) or (212) 269-5550 (banks and brokers), or by email at hfc@dfking.com. D.F. King & Co., Inc. will also provide copies of the Exchange Offer Memorandum to Eligible Holders.

The Exchange Offers and Consent Solicitations are being made only pursuant to the Exchange Offer Memorandum. The Exchange Offer Memorandum and other documents relating to the Exchange Offers and Consent Solicitations will be distributed only to Eligible Holders. The Exchange Offers are not being made to holders of HFC Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The New Notes have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the Exchange Offer Memorandum.

None of HF Sinclair, HF Sinclair’s subsidiaries, its and their respective directors or officers, the dealer managers and solicitation agents, the exchange agent, the information agent, any trustee for the New Notes or the HFC Notes, their respective affiliates, or any other person is making any recommendation as to whether holders should tender their HFC Notes in the Exchange Offers or deliver consents to the Proposed Amendments.

ABOUT HF SINCLAIR CORPORATION AND HOLLYFRONTIER CORPORATION

HF Sinclair, headquartered in Dallas, Texas, is an independent energy company that produces and markets high value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and other specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah and markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. HF Sinclair supplies high-quality fuels to more than 1,300 Sinclair branded stations and licenses the use of the Sinclair brand at more than 300 additional locations throughout the country. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries. Through its subsidiaries, HF Sinclair produces renewable diesel at two of its facilities in Wyoming. HF Sinclair also owns a 47% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P. (“HEP”), a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HF Sinclair subsidiaries.

HFC is a wholly owned subsidiary of HF Sinclair and an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel, specialty lubricant products and specialty and modified asphalt. HFC owns and operates refineries located in Kansas, Oklahoma, New Mexico, Washington, Wyoming and Utah and markets its refined products principally in the Mid-Continent and Southwest United States, the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. In addition, HFC produces base oils and other specialized lubricants in the United States, Canada and the Netherlands, and exports products to more than 80 countries.

Investor Contacts	Media Contact
HF Sinclair Corporation and HollyFrontier Corporation Craig Biery, 214-954-6510 Vice President, Investor Relations or Trey Schonter, 214-954-6510 Investor Relations	media@hollyfrontier.com

FORWARD-LOOKING STATEMENTS

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, HF Sinclair’s and HEP’s ability to successfully integrate the Sinclair Oil Corporation and Sinclair Transportation Company businesses acquired from REH Company (formerly known as The Sinclair Companies, referred to herein as “Sinclair”) (collectively, the “Sinclair Transactions”) with their existing operations and fully realize the expected synergies of the Sinclair Transactions or on the expected timeline; risks relating to the value of HF Sinclair common stock and the value of HEP’s limited partner common units from sales by the Sinclair holders following the closing of the Sinclair Transactions; HF Sinclair’s ability to successfully integrate the operation of the Puget Sound refinery with its existing operations; the demand for and supply of crude oil and refined products, including uncertainty regarding the effects of the continuing coronavirus (“COVID-19”) pandemic on future demand and increasing societal expectations that companies address climate change; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in HF Sinclair’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to infection in the workforce or in response to reductions in demand; the effects of current and/or future governmental and environmental regulations and policies, including the effects of current and/or future restrictions on various commercial and economic activities in response to the COVID-19 pandemic; the availability and cost of financing to HF Sinclair; the effectiveness of HF Sinclair’s capital investments and marketing strategies; HF Sinclair’s and HEP’s efficiency in carrying out and consummating construction projects, including HF Sinclair’s ability to complete announced capital projects, such as the construction of the Artesia renewable diesel unit, on time and within capital guidance; HF Sinclair’s and HEP’s ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of HF Sinclair to acquire refined or lubricant product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist or cyberattacks and the consequences of any such attacks; uncertainty regarding the effects and duration of global hostilities and any associated military campaigns which may disrupt crude oil supplies and markets for our refined products and create instability in the financial markets that could restrict our ability to raise capital; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States; a prolonged economic slowdown due to the COVID-19 pandemic which could result in an impairment of goodwill and/or long-lived asset impairments; the outcome of the Exchange Offers and Consent Solicitations; and other financial, operational and legal risks and uncertainties detailed from time to time in HF Sinclair’s, HFC’s and HEP’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.